Exhibit 24.1


                                October 25, 1996



W. L. Westbrook and Wayne Boston
64 Perimeter Center East
Atlanta, Georgia 30346

Dear Sirs:

         Alabama Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements on Form S-3 under the Securities Act of 1933 with respect to preferred securities of a special purpose subsidiary or subsidiaries, including a special purpose business trust or trusts, and the related guarantee or guarantees and issuance of debt instruments by Alabama Power Company in an aggregate principal amount of up to $250 million.

         Alabama Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Alabama Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Alabama Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                        Yours very truly,

                                        ALABAMA POWER COMPANY



                                        By   /s/Elmer B. Harris
                                              Elmer B. Harris
                                               President and
                                          Chief Executive Officer

      /s/Whit Armstrong                          /s/Gerald H. Powell
       Whit Armstrong                             Gerald H. Powell


     /s/Philip E. Austin                         /s/Robert D. Powers
      Philip E. Austin                            Robert D. Powers


      /s/A. W. Dahlberg                           /s/John W. Rouse
       A. W. Dahlberg                               John W. Rouse


 /s/Peter V. Gregerson, Sr.                  /s/William J. Rushton, III
   Peter V. Gregerson, Sr.                     William J. Rushton, III


______________________________                 /s/James H. Sanford
      Bill M. Guthrie                            James H. Sanford


     /s/Elmer B. Harris                         /s/John Cox Webb, IV
       Elmer B. Harris                            John Cox Webb, IV


    /s/Carl E. Jones, Jr.                         /s/John W. Woods
     Carl E. Jones, Jr.                             John W. Woods


  /s/Wallace D. Malone, Jr.                  /s/William B. Hutchins, III
   Wallace D. Malone, Jr.                     William B. Hutchins, III


     /s/William V. Muse                           /s/Art P. Beattie
       William V. Muse                             Art P. Beattie


      /s/John T. Porter                          /s/David L. Whitson
       John T. Porter                             David L. Whitson

Extract from minutes of meeting of the board of directors of Alabama Power Company.

                             - - - - - - - - - - - -

     RESOLVED FURTHER: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the issue and sale of preferred securities of a special purpose subsidiary or subsidiaries and the related guarantee and issuance of debt instruments by Alabama Power Company, and of amending such Registration Statement or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement becomes effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to W.
L. Westbrook and Wayne Boston in substantially the forms of power of attorney presented to this meeting.

                             - - - - - - - - - - - -

         The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Alabama Power Company, duly held on October 25, 1996, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  December 5, 1996                              ALABAMA POWER COMPANY



                                                     By    /s/Wayne Boston
                                                              Wayne Boston
                                                           Assistant Secretary